Exhibit 99.2

Apple Inc.

Q2 2008 Unaudited Summary Data

	Q1 2008		Q2 2007		Q2 2008
	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	Sequential Change		Year/Year Change
							CPU Units	Revenue	CPU Units		Revenue
Operating Segments
Americas	841	$4,298	605	$2,467	884	$3,268	5%	- 24%	46%		32%
Europe	705	2,471	433	1,249	627	1,780	- 11%	- 28%	45%		43%
Japan	91	400	79	284	118	424	30%	6%	49%		49%
Retail	504	1,701	275	834	458	1,451	- 9%	- 15%	67%		74%
Other Segments (1)	178	738	125	430	202	589	13%	- 20%	62%		37%

Total Operating Segments	2,319	$9,608	1,517	$5,264	2,289	$7,512	- 1%	- 22%	51%		43%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units		Revenue
Product Summary
Desktops (2)	977	$1,515	626	$914	856	$1,352	- 12%	- 11%	37%		48%
Portables (3)	1,342	2,037	891	1,354	1,433	2,142	7%	5%	61%		58%

Subtotal CPUs	2,319	3,552	1,517	2,268	2,289	3,494	- 1%	- 2%	51%		54%
iPod	22,121	3,997	10,549	1,689	10,644	1,818	- 52%	- 55%	1%		8%
Other Music Related Products and Services (4)		808		653		881		9%			35%
iPhone and Related Products & Services (5)	2,315	241	—	—	1,703	378	- 26%	57%	N/	M	N/	M
Peripherals and Other Hardware		382		309		412		8%			33%
Software, Service and Other Sales		628		345		529		- 16%			53%

Total Apple		$9,608		$5,264		$7,512		- 22%			43%

(1)	Other Segments include Asia Pacific and FileMaker.
(2)	Includes iMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.
(3)	Includes MacBook, iBook, MacBook Air, MacBook Pro and PowerBook product lines.
(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.
(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

N/M: Not Meaningful